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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement No. 333-68120 of USA Networks, Inc. and Post-Effective Amendment No. 1 to Registration Statement No. 333-68116 of Expedia, Inc. both on Form S-4 of our report dated July 27, 2001, appearing in the Annual Report on Form 10-K of Expedia, Inc. and subsidiaries for the year ended June 30, 2001, and to the reference to us under the heading "Experts" in the Prospectuses, which are part of such Registration Statements.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Seattle, Washington
January 4, 2002